UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

Cascade Microtech, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 000-51072

Oregon	93-0856709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9100 S.W. Gemini Drive Beaverton, Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 601-1000

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 24, 2016, the previously announced acquisition of Cascade Microtech, Inc., an Oregon corporation (“Cascade Microtech”), by FormFactor, Inc., a Delaware corporation (“FormFactor”), was completed by means of the merger (the “Merger”) of Cardinal Merger Subsidiary, Inc., an Oregon corporation and a wholly-owned subsidiary of FormFactor (“Merger Sub”), with and into Cascade Microtech pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 3, 2016, by and among FormFactor, Merger Sub and Cascade Microtech.

Item  1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.03 below is incorporated into this Item 1.01 by reference.

Item  2.01. Completion of Acquisition or Disposition of Assets

At the effective time of the Merger (the “Effective Time”), each share of outstanding common stock of Cascade Microtech was converted into the right to receive $16.00 in cash, without interest, and 0.6534 of a share of FormFactor common stock.

At the Effective Time, each in-the-money Cascade Microtech stock option which was outstanding and vested immediately prior to the Effective Time (or that vested as a result of the consummation of the Merger) was cancelled and converted into the right to receive an amount in cash (without interest) per share subject to such option, equal to the excess, if any, of $21.47 over the applicable per share exercise price of such option. Each out-of-the-money option to purchase shares of Cascade Microtech common stock was cancelled without any cash payment.

At the Effective Time, each Cascade Microtech restricted stock unit which was outstanding and vested immediately prior to the Effective Time (or that vested as a result of the consummation of the Merger) was cancelled and converted into the right to receive an amount of cash (without interest) equal to $21.47 per share underlying such restricted stock unit.

At the Effective Time, each Cascade Microtech stock option or restricted stock unit which was outstanding and unvested immediately prior to the merger (and did not vest as a result of the consummation of the merger) and was held by a person who will continue to provide services to Cascade Microtech or FormFactor after the consummation of the merger was assumed by FormFactor on substantially the same terms and conditions that applied to such option or restricted stock unit prior to the Merger, including the vesting schedule.

The total consideration payable pursuant to the Merger Agreement consists of approximately 10.5 million shares of FormFactor common stock and approximately $255.9 million in cash to former Cascade Microtech stockholders in exchange for the cancellation of their shares of Cascade Microtech common stock. FormFactor funded the cash portion of the purchase price through a combination of existing cash on hand and proceeds from the Senior Secured Credit Facility (as defined below).

In connection with the Merger, Raymond A. Link. was appointed to FormFactor’s board of directors, pursuant to the Merger Agreement requirement that FormFactor appoint a director nominated by Cascade Microtech.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Cascade Microtech’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2016 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the completion of the Merger, Cascade Microtech fully and unconditionally guaranteed FormFactor’s senior secured term loan facility (the “Senior Secured Credit Facility”) of $150 million pursuant to the Credit Agreement, dated as of June 24, 2016 with HSBC Bank USA, National Association, as administrative agent, co-lead arranger, sole bookrunner, and syndication agent and certain other lenders from time to time party thereto, Cascade Microtech and certain other guarantors that are from time to time parties thereto (the “Credit Agreement”). The proceeds of the Senior Secured Credit Facility were used to finance a portion of the cash consideration paid in connection with the Merger and to pay related fees and expenses.

Loans made under the Senior Secured Credit Facility bear interest at the applicable LIBOR rate plus 2.00% per annum or Base Rate (as defined in the Credit Agreement) plus 1.00% per annum, at FormFactor’s election. The final maturity of the Senior Secured Credit Facility will occur on June 24, 2021.

The Credit Agreement contains customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control, certain material ERISA events and cross event of default and cross-acceleration in respect of other material debt.

The obligations under the Credit Agreement guaranteed by Cascade Microtech may be accelerated upon notice from the administrative agent if any Event of Default (as defined therein) has occurred and is continuing. Such obligations will be accelerated automatically in the case of an insolvency Event of Default.

The description of the Senior Secured Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to FormFactor’s Current Report on Form 8-K filed with the SEC on June 28, 2016 and is incorporated herein by reference as though fully set forth herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the completion of the Merger on June 24, 2016, Cascade Microtech notified the NASDAQ Global Market (“NASDAQ”) of the effectiveness of the Merger. In addition, Cascade Microtech requested that NASDAQ file a notification of removal from listing on Form 25 with the U.S. Securities and Exchange Commission with respect to the common stock of Cascade Microtech and suspend trading of Cascade Microtech’s common stock on NASDAQ. As a result, trading in shares of Cascade Microtech’s common stock on the NASDAQ was suspended as of the close of business on June 24, 2016.

Item 3.03. Material Modification to Rights of Security Holders

The information contained in Item 2.01 and Item 3.01 above is incorporated into this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant

As a result of the Merger, a change of control of Cascade Microtech occurred and Cascade Microtech became a wholly owned subsidiary of FormFactor.

The information contained in Item 2.01 above is incorporated into this Item 5.01 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2016, at the Effective Time and in connection with the Merger, the Third Amended and Restated Articles of Incorporation of Cascade Microtech were amended and restated in their entirety and as so amended and restated became the Amended and Restated Articles of Incorporation of Cascade Microtech and the Bylaws of Merger Sub immediately prior to the Effective Time became the Bylaws of Cascade Microtech.

Copies of the Amended and Restated Articles of Incorporation of Cascade Microtech and the Bylaws of Cascade Microtech are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

In connection with the Merger, Cascade Microtech terminated its existing line of credit agreement with JPMorgan Chase Bank, N.A. At the time of termination, no amounts were outstanding under the agreement.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit	Description

2.1	Agreement and Plan of Merger, dated February 3, 2016, by and among FormFactor, Inc., Cascade Microtech, Inc. and Cardinal Merger Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to Cascade Microtech’s Current Report on Form 8-K filed with the SEC on February 9, 2016).

3.1	Amended and Restated Articles of Incorporation of Cascade Microtech, Inc.

3.2	Bylaws of Cascade Microtech, Inc.

10.1	Credit Agreement among FormFactor, Inc. as Borrower, the Guarantors that are from time to time parties thereto, HSBC Bank USA, National Association, as Administrative Agent, Lead Lender, Co-Lead Arranger, Sole Bookrunner, Syndication Agent and Lender, the Lenders that are from time to time parties thereto, and Silicon Valley Bank, as Co-Lead Arranger and Documentation Agent, dated as of June 24, 2016 (incorporated by reference to Exhibit 10.1 to FormFactor’s Current Report on Form 8-K filed with the SEC on June 28, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2016

CASCADE MICROTECH, INC.

By:	/s/ Jason Cohen
Name: Jason Cohen
Title: Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated February 3, 2016, by and among FormFactor, Inc., Cascade Microtech, Inc. and Cardinal Merger Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to Cascade Microtech’s Current Report on Form 8-K filed with the SEC on February 9, 2016).

3.1	Amended and Restated Articles of Incorporation of Cascade Microtech, Inc.

3.2	Bylaws of Cascade Microtech, Inc.

10.1	Credit Agreement among FormFactor, Inc. as Borrower, the Guarantors that are from time to time parties thereto, HSBC Bank USA, National Association, as Administrative Agent, Lead Lender, Co-Lead Arranger, Sole Bookrunner, Syndication Agent and Lender, the Lenders that are from time to time parties thereto, and Silicon Valley Bank, as Co-Lead Arranger and Documentation Agent, dated as of June 24, 2016 (incorporated by reference to Exhibit 10.1 to FormFactor’s Current Report on Form 8-K filed with the SEC on June 28, 2016)